CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Revonergy Inc.

We consent to incorporation by reference in this Registration Statement of Revonergy Inc., on Form S-8 to be filed with the Commission on or about May 2, 2011 of our Report of Independent Registered Public Accounting Firm dated December 27, 2010 covering the consolidated financial statements of Revonergy Inc. for the years ended September 30, 2010 and 2009.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP
Houston, Texas
May 2, 2011